EXHIBIT 12

                            BFC Financial Corporation
                Calculation of Ratio of Earnings to Fixed Charges
                                 (In thousands)

                                 NINE MONTHS ENDED
                                   SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                               -------------------    --------------------------------------------------
                                 1998       1997      1997        1996       1995      1994        1993
                               -------    -------    -------     -------     -----     ------    -------
                                   (UNAUDITED)
Fixed charges:
  Interest .................   $ 1,534      2,128      2,719      3,634      4,574      8,276      9,063
                               -------    -------    -------    -------    -------    -------    -------
                                 1,534      2,128      2,719      3,634      4,574      8,276      9,063
                               =======    =======    =======    =======    =======    =======    =======

Earnings (loss):
  Pretax earnings ..........     1,943     10,057     12,988      8,982      4,230      2,913     (1,303)
  Eliminate BBC/BankAtlantic    (1,607)    (8,579)   (12,129)    (8,650)    (8,419)    (8,040)   (10,764)
  BBC/BankAtlantic dividends       884        737      1,025        883        819        753        271
  Fixed charges ............     1,534      2,128      2,719      3,634      4,574      8,276      9,063
                               -------    -------    -------    -------    -------    -------    -------
                               $ 2,754      4,343      4,603      4,849      1,204      3,902     (2,733)
                               =======    =======    =======    =======    =======    =======    =======

Ratio ......................      1.80       2.04       1.69       1.33       0.26       0.47      (0.30)
                               =======    =======    =======    =======    =======    =======    =======

Coverage deficiency ........   $  --         --         --         --        3,370      4,374     11,796
                               =======    =======    =======    =======    =======    =======    =======


(1) The operations of BBC have been eliminated since there is a dividend restriction between BBC's primary subsidiary, BankAtlantic, and BBC.